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                                  Exhibit 16.1

June 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:

     We have read Item 4 included in the Form 8-K dated June 14, 2002 of Environmental Elements Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP



Copy to: Lawrence Rychlak
         Senior Vice President & Chief Financial Officer
         Environmental Elements Corporation